Exhibit 99.1

JOINT FILING AGREEMENT

Pursuant to Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the undersigned beneficial owners of shares of XBP Europe Holdings, Inc. ("XBP Europe Holdings") hereby agree to file with the Securities and Exchange Commission joint Schedules 13D and any amendments thereto with respect to the XBP Europe Holdings securities owned by them, and further agree that this Joint Filing Agreement shall be included as an Exhibit to such joint filings.

The undersigned further agree that each party hereto is responsible for the timely filing of such Statement on Schedule 13D and any amendments thereto, and for the accuracy and completeness of the information concerning such party contained therein; provided, however, that no party is responsible for the accuracy or completeness of the information concerning any other party, unless such party knows or has reason to believe that such information is inaccurate.

This Joint Filing Agreement may be signed in counterparts with the same effect as if the signature on each counterpart were upon the same instrument.

Dated: December 11, 2023	BTC INTERNATIONAL HOLDINGS, INC.

	By:	/s/ Vitalie Robu
Vitalie Robu, President

Dated: December 11, 2023	XCV-EMEA, LLC
By: ETI-MNA, LLC, its Manager

	By:	/s/ Matt Brown
Matt Brown, President

Dated: December 11, 2023	ETI-XCV, LLC
By: ETI-MNA, LLC, its Manager

	By:	/s/ Matt Brown
Matt Brown, President

Dated: December 11, 2023	ETI-XCV Holdings, LLC
By: ETI-MNA, LLC, its Manager

	By:	/s/ Matt Brown
Matt Brown, President

Dated: December 11, 2023	EXELA TECHNOLOGIES, INC.

	By:	/s/ Par Chadha
Par Chadha, Executive Chairman